- 1 -




                                                               FORM S-8

           Filed With the Securities and Exchange Commission on August 27, 1999
                                         Registration No. _____________

                                       UNITED STATES
                             SECURITIES AND EXCHANGE COMMISSION
                                    Washington, D.C. 20549
                                          FORM S-8
                                REGISTRATION STATEMENT UNDER
                                  THE SECURITIES ACT OF 1933


                                    ARGONAUT GROUP, INC.
                      (Exact name of issuer as specified in its charter)
                                     DELAWARE 95-4057601
                       (State of other jurisdiction of (I.R.S. Employer
                       incorporation or organization) Identification No.)

                         1800 AVENUE OF THE STARS,  SUITE 1175,
                               LOS ANGELES,    CA   90067
              (Address   of Principal   Executive   Offices)  (Zip Code)

                                   ARGONAUT GROUP, INC.
                          AMENDED AND RESTATED STOCK OPTION PLAN
                                 (Full title of the Plan)

JAMES B HALLIDAY                             Copies to:
Vice President and Treasurer                 Edmund M. Kaufman, Esq.
Argonaut Group, Inc.                         Richard C. Wirthlin, Esq.
1800 Avenue of the Stars, Suite 1175         Irell & Manella LLP
Los Angeles, California  90067               1800 Avenue of the Stars, Ste. 900
Telephone:  (310) 553-0561                   Los Angeles, California  90067
(Name and address of agent for service)      Telephone:  (310) 277-1010



                            CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum        Proposed Maximum         Amount of
 Title of Securities   to       Amount to be         Offering Price         Aggregate Offering      Registration
      be Registered              Registered           per Share1               Price                 Fee
      ---------------         ----------------    -------------- ---           -----                ----------

Common Stock Issuable upon     500,000 shares           $23.938              $11,969,000           $3,327.38
exercise of options and/or
stock appreciation rights





1  Estimated  solely  for  the purpose  of  calculating   the registration  fee.
   The fee has been calculated pursuant to Rule 457 (g) based upon the closing price per share of the Registrants' Common Stock on the NASDAQ National Market system on August 20, 1999, a date within 15 days prior to the date of filing of this Registration Statement.

                            EXPLANATORY NOTE

                  Argonaut Group, Inc. (the "Company") filed registration statements on Form S-8 on February 13, 1987 (Reg. No.33-12034) and on December
 9, 1997 (Reg. No. 333-10712) (collectively, the "Previous Registrations") relating to the registration of shares of common stock, $0.10 par value
("Common Stock"), of the Company.

                  Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (the "Registration Statement") registers an additional 500,000 shares of the Company's Common Stock which may be acquired upon the exercise of stock options granted to employees of the Company.

                  The  Previous   Registrations   are  hereby   incorporated  by
reference pursuant to General Instruction E to Form S-8.

                                         II-1

                        PART II

                     Item 8. EXHIBITS.



       -------------------------- ---------------------------------------------
                EXHIBIT
                NUMBER                                         DESCRIPTION
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                   5              Legal Opinion of Irell & Manella LLP(1)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 23.1             Consent of Independent Auditors - Arthur
                                  Andersen LLP(1)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 23.2             Consent of Irell & Manella LLP (included in
                                  legal opinion filed as Exhibit 5)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                  24              Power of Attorney (included on the signature
                                  pages filed herewith)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 99.1             Argonaut Group, Inc. Amended and Restated
                                  Stock Option Plan(1)
       -------------------------- ---------------------------------------------

         (1) Filed herewith





                                                              SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its be half by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on August 25, 1999.


                                                     ARGONAUT GROUP, INC.



                                                    By  /s/ Charles E. Rinsch
                                                     Charles E. Rinsch
                                                     President and Director
                                                   (Principal Executive Officer)

                                                           POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Argonaut Group, Inc., a Delaware corporation, do hereby constitute and appoint Charles E. Rinsch and James B Halliday, and each of them, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in connection with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of August 25, 1999.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on August 25, 1999 in the capacities indicated.

SIGNATURE                                                 TITLE
---------                                                 -----
/s/ Charles E. Rinsch                              President and Director
------------------------------------------
Charles E. Rinsch                                 (Principal Executive Officer)

/s/ James B Halliday                               Vice President and Treasurer,
--------------------------------------------
James B Halliday                                  (Principal Accounting Officer)

/s/ George A. Roberts                              Director
------------------------------------------
George A. Roberts

/s/ Michael T. Gray                                Director
--------------------------------------------
Michael T. Gray

/s/ Jerrold V. Jerome                              Director
--------------------------------------------
Jerrold V. Jerome

/s/ Fayez S. Sarofim                               Director
------------------------------------
Fayez S. Sarofim

/s/ Mark B. Watson, III                            Director
------------------------------------
Mark B. Watson, III

                                            LIST OF EXHIBITS



       -------------------------- ---------------------------------------------
                EXHIBIT
                NUMBER                                         DESCRIPTION
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                   5              Legal Opinion of Irell & Manella LLP(1)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 23.1             Consent of Independent Auditors - Arthur
                                  Andersen LLP(1)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 23.2             Consent of Irell & Manella LLP (included in
                                  legal opinion filed as Exhibit 5)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                  24              Power of Attorney (included on the signature
                                  pages filed herewith)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 99.1             Argonaut Group, Inc. Amended and Restated
                                  Stock Option Plan(1)
       -------------------------- ---------------------------------------------

         (1) Filed herewith

                                                 EXHIBIT 5


                                   LEGAL OPINION OF IRELL & MANELLA LLP
                                   [LETTERHEAD OF IRELL & MANELLA LLP]
                                              August 26, 1999




Argonaut Group, Inc.
1800 Avenue of the Stars Suite 1175
Los Angeles, California 90067


Ladies and Gentlemen:
         We  have  acted  as  counsel  for  Argonaut  Group,   Inc.  a  Delaware
corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about August 27, 1999 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering
500,000 shares of the Company's Common Stock, par value $0.10 per share (the "Shares").

         As your counsel in connection with this transaction, we have examined such matters and documents as we have deemed necessary or relevant as a basis for this opinion.

         Based on these examinations, it is our opinion that the Shares, when issued and paid for in the manner referred to in the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                 Very Truly Yours,

                                                 /s/ Irell & Manella LLP
                                                 Irell & Manella LLP

                                            EXHIBIT 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 7, 1999, incorporated by reference in Argonaut Group, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.


 /s/ Arthur Andersen
San Francisco, California
August 25, 1999

                              EXHIBIT 99.1


                            ARGONAUT GROUP, INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN
                    (as amended and restated March 16, 1999)


1.       Purpose.

         The purpose of this amended and restated Stock Option Plan (the "Plan") of Argonaut Group, Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership by selected executive and other key employees of the Company or its subsidiaries and such other persons as the Board of Directors of the Company, or Committee thereof constituted for the purpose, may from time to time determine. The Plan will provide a means whereby (i) such employees may purchase shares of the Common Stock of the Company pursuant to options which will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, as amended (the "Code"), (ii) such employees or other persons may purchase shares of the Common Stock of the Company pursuant to "non-incentive" or "non-qualified" stock options and (iii) such employees who are also officers of the Company or its subsidiaries may receive shares of the Common Stock of the Company, or cash in lieu thereof, pursuant to stock appreciation rights granted in tandem with such options.

2.       Administration.

         The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or by a Committee consisting of two or more persons, all of whom are "Non-Employee Directors", to whom administration of the Plan has been duly delegated (the "Committee"). For these purposes, a "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 adopted pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"). Any action of the Board of Directors or the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

         Subject to the provisions of the Plan, the Board of Directors or Committee shall have authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options shall be granted, whether such options will be incentive stock options or non-qualified stock options, whether to include a stock appreciation right with an option and the terms of such rights, the number of shares to be subject to each option, the option price, the number of installments, if any, in which each option may be exercised, and the duration of each option, (v) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board of Directors or Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

3.       Shares Subject to the Plan.

         Subject to adjustment as provided in paragraph 16 hereof, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan (including any options granted pursuant to the Company's 1986 Stock Option Plan prior to its amendment and restatement) shall not exceed Two Million five hundred thousand (2,500,000) of such shares. If any option granted under the Plan (including any options granted pursuant to the Company's 1986 Stock Option Plan prior to its amendment and restatement) shall expire or terminate for any reason (other than surrender at the time of exercise of a related stock appreciation right provided for in paragraph 8 hereof), without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

4.       Eligibility and Participation.

         All executive and other key employees of the Company or of any subsidiary corporation (as defined in Section 424(f) of the Code) shall be eligible for selection to fully participate in the Plan, except that only such employees who are also officers of the Company or a subsidiary of the Company shall be eligible to receive stock appreciation rights. Directors of the Company who are not regular employees of the Company are not eligible to participate in the Plan. Other non-employees may participate in the Plan with respect to non-qualified stock options, but only selected executives and other key employees of the Company or a subsidiary may receive incentive stock options under the Plan. An individual who as been granted an option may, if such individual is otherwise eligible, be granted an additional option or options if the Board of Directors or Committee shall so determine, subject to the other provisions of the Plan. No incentive stock option may be granted to any person who, at the time the incentive stock option is granted, owns shares of the Company's outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (and of its affiliates if applicable), unless the exercise price of such option is at least 110 percent (110%) of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

         All options granted under the Plan shall be granted within ten years from March 16, 2009.

5.       Duration of Options.

         Each option and all rights associated therewith shall expire on such date as the Board of Directors or Committee may determine, and shall be subject to earlier termination as provided herein; provided, however, that in the case of incentive stock options, each incentive stock option and all rights associated therewith shall expire in any event within ten (10) years of the date on which such incentive stock option is granted.

6.       Purchase Price.

         The purchase price of the stock covered by each option shall be determined by the Board of Directors or the Committee, but in the case of incentive stock options, shall not be less than one hundred percent (100%) of the fair market value of such stock on the date the incentive stock option is granted. The purchase price of the shares upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by certified, cashier's or personal check payable to the order of the Company or (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the option holder, or any combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with paragraph 9 hereof) as of the close of business on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

7.       Exercise of Options.

         The aggregate fair market value (determined at the time the options are granted) of the shares covered by incentive stock options granted to any one employee under this Plan or any other incentive stock option plan of the Company which may become exercisable for the first time in any one calendar year shall not exceed $100,000; provided, however, that if the Code or the regulations thereunder shall permit a greater amount of incentive stock options to vest in any calendar year, then such higher limit shall be applicable, subject to the provisions of the specific option agreement. Subject to the foregoing, each option granted under this Plan shall be exercisable in such installments during the period prior to its expiration date as the Board of Directors or Committee shall determine; provided that, unless otherwise determined by the Board of Directors or Committee, if the option holder shall not in any given installment period purchase all of the shares which the option holder is entitled to purchase in such installment period, then the option holder's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the option holder's option. Any option may be exercised for a fraction of a share and no partial exercise of any option may be for less than one hundred (100) shares.





8.       Stock Appreciation Rights.

         If deemed appropriate by the Board of Directors or the Committee, any stock option granted to an officer of the Company or a subsidiary of the Company may be coupled with a stock appreciation right at the time of the grant of the option, or, the Board of Directors or Committee may grant a stock appreciation right to any such officer at any time after granting an option to such officer prior to the end of the term of such associated option. Such stock appreciation right shall be subject to such terms and conditions not inconsistent with the Plan as the Board of Directors or Committee shall impose, provided that:

(1) A stock appreciation right shall be exercisable to the extent, and only to the extent, the associated option is exercisable and shall be exercisable only for such period as the Board of Directors or Committee may determine (which period may expire prior to the expiration date of the option);

(2) A stock appreciation right shall entitle the option holder to surrender to the Company unexercised the option to which it is related, or any portion thereof, and to receive from the Company in exchange therefor that number of shares (rounded down to the nearest whole number) having an aggregate value equal to the excess of the fair market value of one share (determined as thereinafter provided) over the option price per share specified in such option multiplied by the number of shares subject to the option, or portion thereof, which is so surrendered; and

(3) The Board of Directors or Committee may elect to settle, or the stock appreciation right may permit the optionee to elect to receive (subject to approval by the Board of Directors or Committee), any part or all of the Company's obligation arising out of the exercise of a stock appreciation right by the payment of cash equal to the aggregate fair market value of that part or all of the shares it would otherwise be obligated to deliver, provided that in no event shall cash be payable upon exercise of a stock appreciation right unless the transaction is exempt from the operation of Section 16(b) of the Exchange Act.

9.       Fair Market Value of Common Stock.

         The fair market value of a share of Common Stock of the Company shall be determined for purposes of the Plan by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on an exchange, by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option or stock appreciation right is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Board of Directors or the Committee may deem appropriate to reflect the then fair market value thereof).

10.      Withholding Tax.

         Upon (i) the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option,
(ii) the exercise of "non-incentive" or "non-qualified" options, or (iii) the exercise of a stock appreciation right, the Company shall have the right to (a) require such employee or such other person to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares or (b) deduct from all amounts paid in cash with respect to the exercise of a stock appreciation right the amount of any taxes which the Company may be required to withhold with respect to such cash amounts.

11.      Nontransferability.

         An option (and any accompanying appreciation right) granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouse's successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option (or accompanying stock appreciation right), the option holder, or the option holder's permitted successors in interest, may exercise the option (or accompanying stock appreciation right) on behalf of the spouse of the option holder or such spouse's successors in interest.

12.      Holding of Stock After Exercise of Option.

         At the discretion of the Board of Directors or Committee, any option may provide that the option holder, by accepting such option, represents and agrees, for the option holder and the option holder's permitted transferees (by will or the laws of descent and distribution), that none of the shares purchased upon exercise of the option or any accompanying stock appreciation right will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 or state blue sky law by such person.

13.      Termination of Employment.

         If a holder of an option granted under this Plan who is employed by the Company or one of its subsidiaries ceased to be so employed for any reason other than the option holder's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the option holder's option (and any accompanying stock appreciation right) shall immediately become void and of no further force or effect; provided, however, that if such cessation of employment shall be due to option holder's voluntary resignation with the consent of the Board of Directors of the Company or such subsidiary, expressed in the form of a written resolution, or to option holder's retirement under the provisions of any pension or retirement plan of the Company or of such subsidiary then in effect, then, such option shall be exercisable for a period of three (3) months after the date option holder ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect. A leave of absence approved in writing by the Board of Directors or Committee shall not be deemed a termination of employment for the purposes of this paragraph 13, but no option may be exercised during any such leave of absence, except during the first three (3) months thereof.

14.      Death or Permanent Disability of Option Holder.

         If the holder of an incentive stock option dies or becomes permanently and totally disabled (as defined in paragraph 13) while option holder is employed by the Company or one of its subsidiaries, option holder's option (and any accompanying stock appreciation right) shall expire one (1) year after the date of such death or permanent and total disability unless by its terms it sooner expires. During such period after death, such option (and any accompanying stock appreciation right) may, to the extent that it remained unexercised (but exercisable by the option holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the option shall pass by option holder's will or by the laws of descent and distribution. The death or disability of a holder of a non-qualified stock option will have the effect specified in the individual option agreement as determined by the Board of Directors or the Committee.

15.      Privileges of Stock Ownership.

         No person entitled to exercise any option or stock appreciation right granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option or stock appreciation right until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of any option or accompanying stock appreciation rights unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933 (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

16.      Adjustments.

         If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each shares or other unit of any security covered by the option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and all options and stock appreciation rights theretofore granted hereunder shall terminate.

         Notwithstanding the foregoing, the Board of Directors or the Committee may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the options and any accompanying stock appreciation rights theretofore granted to become immediately exercisable notwithstanding the provisions of paragraph 7; (ii) for the assumption by the successor corporation of the options and stock appreciation rights theretofore granted or the substitution by such corporation for such options and rights of new options and rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the options and any accompanying stock appreciation rights theretofore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such options and rights.

         Adjustments under this paragraph 16 shall be made by the Board of Directors or Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

         At the discretion of the Board of Directors or the Committee, any option may contain provisions to the effect that upon the happening of certain events, including a change in control (as defined by the Board of Directors or Committee in the option) of the Company, any outstanding options and accompanying stock appreciation rights not theretofore exercisable shall immediately become exercisable in their entirety, notwithstanding any of the other provisions of the option.

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17.      Amendment and Termination of Plan.

         The Board of Directors or the Committee may at any time suspend or terminate the Plan. The Board of Directors or the Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate stockholder approval of such amendment or revision is obtained, increase the maximum number of shares in the aggregate which may be sold pursuant to options granted under the Plan, except as permitted under the provisions of paragraph 16, or change the minimum purchase price of incentive stock options set forth in paragraph 6, or increase the maximum term of incentive stock options provided for in paragraph 5, or permit the granting of options or stock appreciation rights to anyone other than as provided in paragraph 6.

         At any time that the federal tax law is changed or amended with respect to incentive stock options, this Plan shall be deemed automatically amended to provide to the holders of incentive stock options the full benefit of the law, as amended, without any action being taken by the Board, the Committee or the stockholders of the Company. Notwithstanding the foregoing, no amendment, suspension or termination of the Plan shall, without specific actions of the Board of Directors or the Committee and the consent of the option holder, in any way modify, amend, alter or impair any rights or obligations under any option or accompanying stock appreciation right theretofore granted under the Plan.

18.      Effective Date of Plan.

         Effectiveness of the Plan is subject to approval by the holders of the outstanding voting stock of the Company as hereinafter provided within twelve months from the date the Plan is adopted by the Board of Directors. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by (i) the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum is present or (ii) the written consent of the holders of a majority of the outstanding voting shares of the Company. Any options granted under the Plan prior to obtaining such stockholder approval shall be granted under the conditions that the options so granted: (1) shall not be exercisable prior to such approval, and (2) shall become null and void if such stockholder approval is not obtained.

         No options or stock appreciation rights may be granted under the Plan unless and until (i) the options, rights and underlying shares have been qualified with the California Corporation Commissioner or (ii) the Company has been advised by counsel that such options, rights and shares are exempt from such qualification.


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